RECORD FOURTH QUARTER RESULTS;
EXCEEDED OR ACHIEVED FY2018 GUIDANCE;
ANNOUNCING FY2019 GUIDANCE WITH SUBSTANTIAL PROFIT GROWTH

Fiscal 2018 Full Year GAAP net income of $30.8 million, up $2.0 million,
Adjusted EBITDA of $70.4 million, Adjusted Diluted EPS of $1.77 and Adjusted Free Cash Flow of $40.2 million
FY2019 Guidance for Adj. EBITDA of $80-85M, up 14-21%

Macon, GA, December 6, 2018 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2018 full year and fourth quarter results. Compared with prior year, Blue Bird Corporation delivered higher net income, up $2.0 million and $0.4 million, respectively. Blue Bird improved Adjusted EBITDA by $1.5 million in the full year, to $70.4 million and by $4.1 million in the fourth quarter to $29.1 million, despite significant cost headwinds from steel and other commodities. Diluted Earnings per Share was significantly higher than last year, up 34 cents and 24 cents in the full year and fourth quarter, respectively. On an adjusted basis, diluted earnings per share was 70 cents and 40 cents higher, respectively.

Highlights

(in millions except EPS data)	Three Months Ended September 29, 2018	B/(W) 2017	Fiscal Year Ended September 29, 2018	B/(W) 2017
Unit Sales	3,757	149	11,649	332
GAAP Measures:
Revenue	$331.6	$18.9	$1,025.0	$34.4
Net Income	$14.9	$0.4	$30.8	$2.0
Diluted Earnings per Share	$0.52	$0.24	$1.08	$0.34
Non-GAAP Measures[1]:
Adjusted EBITDA	$29.1	$4.1	$70.4	$1.5
Adjusted Net Income	$20.1	$5.0	$50.6	$13.5
Adjusted Diluted Earnings per Share	$0.70	$0.40	$1.77	$0.70
1 Reconciliation to relevant GAAP metrics shown below

“We are pleased with our record fourth quarter and strong full year performance, as we were able to improve profitability over last year despite substantial steel cost headwinds," said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “We achieved significant structural cost reductions through our Transformational Initiatives to improve quality, reduce costs, and increase capacity. We expect continued gains in FY2019 from the implementation of these initiatives as well as the pricing we took to offset rapidly-increasing commodity costs late in FY2018. We are on track to achieve our Adjusted EBITDA margin target of 10%+ by FY2020. In support of this target, we are pleased to announce our FY2019 full-year revenue guidance of $990 - $1,025 million and Adjusted EBITDA guidance of $80 - 85 million.

"Blue Bird is once again the first major OEM to offer new, industry-leading alternative-fuel products this year, with our all-electric school bus and our ultra-low NOx propane bus, and most recently, our ultra-low NOx CNG Type C bus. Our product leadership focus continues to be the design of differentiated and innovative products that customers want and value, as demonstrated by our continued growth in alternative-fuel bus sales. These buses accounted for 38% of our total sales this year, representing a 4 pt. increase over last year, and a 70% market share in the fastest growing segment of the school bus market.

"Despite the significant capital investments that we made this year, we continue to generate positive cash flow, with net cash provided by operating activities of $48.4 million and Adjusted Free Cash Flow of 40.2 million. As we look to fiscal 2019, we are projecting full year Adjusted Free Cash Flow of $24 - $28 million as we continue to invest in new products and our production facility, led by our all-new robotic paint shop, which we expect to complete in mid-2019."

Fourth Quarter 2018 Results

Net Sales
Net sales were $331.6 million for the fourth quarter of fiscal 2018, an increase of $18.9 million, or 6.1%, from prior year period. Bus unit sales were 3,757 units for the quarter compared with 3,608 units for the same period last year.

Gross Profit
Fourth quarter gross profit of $42.7 million represented an increase of $3.2 million from the fourth quarter of last year, with gross margins 30 basis points higher than a year ago, despite higher steel and other commodity prices.

Net Income
Net income was $14.9 million for the fourth quarter of fiscal 2018, an increase of $0.4 million compared with the same period last year.

Adjusted Net Income
Adjusted Net Income was $20.1 million, representing an increase of $5.0 million compared with the same period last year.

Adjusted EBITDA
Adjusted EBITDA was $29.1 million, representing an increase of $4.1 million compared with the fourth quarter of the prior year and our best fourth quarter result in more than ten years.

Full Year 2018 Results

Net Sales
Net sales were $1.025 billion for the fiscal year ended September 29, 2018, an increase of $34.4 million, or 3.5%, compared with the prior year. This was primarily driven by higher bus unit sales, which were 332 units above the same period last year. Achieving more than $1 billion in net sales was a new milestone for Blue Bird.

Gross Profit
Full year gross profit was $122.0 million, a decrease of $5.4 million from the prior year.

Net Income
Net income was $30.8 million for the fiscal year ended September 29, 2018, which was $2.0 million above the same period in the prior year. The increase was primarily driven by a decrease of $14.5 million in income taxes and a debt extinguishment charge of $10.1 million in the prior year that was not recurring. These were partially offset by an increase of $15.9 million in selling, general and administrative expenses, primarily reflecting non-recurring costs to deliver our Transformational Initiatives, and a decrease of $5.4 million in gross profit.

Adjusted Net Income
Adjusted Net Income was $50.6 million, representing an increase of $13.5 million compared with the prior year.

Adjusted EBITDA
Adjusted EBITDA was $70.4 million for the fiscal year ended September 29, 2018, an increase of $1.5 million from the prior year, despite major cost headwinds for steel and other commodities.

Conference Call Details

Blue Bird will discuss its fourth quarter 2018 results and other related matters in a conference call at 4:30 PM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•
Webcast participants should log on and register at least 15 minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 1-866-548-4713 or 1-323-794-2093

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Key Non-GAAP Financial Measures We Use to Evaluate Our Performance

This press release includes the following non-GAAP financial measures “Adjusted EBITDA,” "Adjusted EBITDA Margin," "Adjusted Net Income," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow” because management views these metrics as a useful way to look at the performance of our operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income prior to discontinued operations income or loss, interest income, interest expense, income taxes, and depreciation, amortization, and disposals, as adjusted to add back certain charges that we may record each year, such as stock-compensation expense, as well as non-recurring charges such as (i) significant product design changes; (ii) transaction related costs; or (iii) discrete expenses related to major cost cutting initiatives. We believe these expenses are non-recurring charges and not considered an indicator of ongoing company performance. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted Net Income is net income as adjusted to add back certain costs as mentioned above. Adjusted diluted earnings per share represents Adjusted Net Income available to common stockholders by diluted weighted average common shares outstanding (as if we had GAAP net income during the respective period). Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share are not measures of performance defined in accordance with GAAP. The measures are used as a supplement to GAAP results in evaluating certain aspects of our business, as described below.

We believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share are useful to investors in evaluating our performance because the measures consider the performance of our operations, excluding decisions made with respect to capital investment, financing, and other non-recurring charges as outlined in the preceding paragraph. We believe the non-GAAP metrics offer additional financial metrics that, when coupled with the GAAP results and the reconciliation to GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Adjusted Diluted Earnings per Share should not be considered as alternatives to net income or GAAP earnings per share as an indicator of our performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although we believe the non-GAAP measures may enhance an evaluation of our operating performance based on recent revenue generation and product/overhead cost control because they exclude the impact of prior decisions made about capital investment, financing, and other expenses, (i) other companies in Blue Bird’s industry may define Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share differently than we do and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry, and (ii) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share exclude certain financial information that some may consider important in evaluating our performance.

We compensate for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of our operating results.

Our measures of “Free Cash Flow” and "Adjusted Free Cash Flow" are used in addition to and in conjunction with results presented in accordance with GAAP and free cash flow and adjusted free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and adjusted free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We define free cash flow as net cash provided by/used in operating activities minus cash paid for fixed assets. We define adjusted free cash flow as free cash flow minus cash paid for (i) significant product design changes; (ii) transaction related costs; or (iii) discrete expenses related to major cost cutting initiatives. We use free cash flow and adjusted free cash flow, and ratios based on both, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a more conservative measure of cash flow since purchases of fixed assets are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed assets exceed purchases, free cash flow would exceed cash flow from operating activities. However, since we do not anticipate being a net seller of fixed assets, we expect free cash flow to be less than cash flows from operating activities.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions (including tariffs) that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Forward-looking statements in this document also may include, but are not limited to, statements regarding the pricing of the share repurchase, the potential tender offer by Blue Bird for shares of its common stock, and the benefits and timing of any potential tender offer. Many risks, contingencies and uncertainties could cause actual results to differ materially from Blue Bird’s forward-looking statements. Among these factors are the risk that Blue Bird may decide not to commence the tender offer, and that if Blue Bird does commence a tender offer, that the offer may not be completed.

Contact:
Mark Benfield
Investor Relations & Government Affairs
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)	September 29, 2018	September 30, 2017
Assets
Current assets
Cash and cash equivalents	$60,260	$62,616
Accounts receivable, net	24,067	10,148
Inventories	57,333	76,155
Other current assets	8,183	11,528
Total current assets	$149,843	$160,447
Property, plant and equipment, net	66,054	34,708
Goodwill	18,825	18,825
Intangible assets, net	55,472	57,481
Equity investment in affiliate	11,123	11,625
Deferred tax asset	4,437	11,755
Other assets	1,676	975
Total assets	$307,430	$295,816
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$95,780	$87,331
Warranty	9,142	8,573
Accrued expenses	21,935	18,229
Deferred warranty income	8,159	6,776
Other current liabilities	3,941	9,847
Current portion of long-term debt	9,900	8,000
Total current liabilities	$148,857	$138,756
Long-term liabilities
Long-term debt	$132,239	$143,224
Warranty	13,504	12,337
Deferred warranty income	15,032	12,519
Deferred tax liabilities	197	—
Other liabilities	4,924	15,064
Pension	21,013	32,426
Total long-term liabilities	$186,909	$215,570
Stockholders' deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 93,000 issued with liquidation preference of $9,300 at September 29, 2018 and 400,000 issued with liquidation preference of $40,000 at September 30, 2017	$9,300	$40,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 27,259,262 and 23,739,344 issued and outstanding at September 29, 2018 and September 30, 2017, respectively.	3	2
Additional paid-in capital	70,023	45,418
Accumulated deficit	(69,235)	(100,055)
Accumulated other comprehensive loss	(38,427)	(43,875)
Total stockholders' deficit	$(28,336)	$(58,510)
Total liabilities and stockholders' deficit	$307,430	$295,816

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Fiscal Year Ended
(in thousands except for share data)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net sales	$331,613	$312,687	$1,024,976	$990,602
Cost of goods sold	288,914	273,176	902,988	863,234
Gross profit	$42,699	$39,511	$121,988	$127,368
Operating expenses
Selling, general and administrative expenses	23,146	19,049	88,755	72,831
Operating profit	$19,553	$20,462	$33,233	$54,537
Interest expense	(1,549)	(1,450)	(6,661)	(7,251)
Interest income	28	77	70	140
Other (expense) income, net	(753)	275	231	66
Loss on debt extinguishment	—	—	—	(10,142)
Income before income taxes	$17,279	$19,364	$26,873	$37,350
Income tax (expense) benefit	(3,042)	(6,130)	2,620	(11,856)
Equity in net income of non-consolidated affiliate	695	1,310	1,327	3,307
Net income	$14,932	$14,544	$30,820	$28,801

Earnings per share:
Net income (from above)	$14,932	$14,544	$30,820	$28,801
Less: preferred stock dividends	181	1,317	1,896	4,261
Less: preferred stock repurchase	—	6,091	—	6,091
Net income available to common stockholders	$14,751	$7,136	$28,924	$18,449

Basic weighted average shares outstanding	27,029,354	24,070,033	25,259,595	23,343,772
Diluted weighted average shares outstanding	28,579,670	25,466,321	28,616,862	24,877,729

Basic earnings per share	$0.55	$0.30	$1.15	$0.79
Diluted earnings per share	$0.52	$0.28	$1.08	$0.74

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
(in thousands of dollars)	September 29, 2018	September 30, 2017
Cash flows from operating activities
Net income	$30,820	$28,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,042	8,180
Amortization of debt costs	771	1,107
Share-based compensation	2,628	1,270
Equity in net income of affiliate	(1,327)	(3,307)
Loss (gain) on disposal of fixed assets	114	(33)
Deferred taxes	5,655	(1,202)
Amortization of deferred actuarial pension losses	3,521	6,291
Loss on debt extinguishment	—	10,142
Unrealized gains on foreign currency hedges	(109)	—
Changes in assets and liabilities:
Accounts receivable	(13,920)	10,167
Inventories	17,786	(22,349)
Other assets	2,755	(5,469)
Accounts payable	3,096	8,404
Accrued expenses, pension and other liabilities	(14,307)	1,013
Dividend from equity investment in affiliate	1,828	4,626
Total adjustments	$17,533	$18,840
Total cash provided by operating activities	$48,353	$47,641
Cash flows from investing activities
Cash paid for fixed assets	(32,118)	(9,252)
Proceeds from sale of fixed assets	14	48
Total cash used in investing activities	$(32,104)	$(9,204)
Cash flows from financing activities
Repayments under the former senior term loan	$—	$(161,500)
Borrowings under new term loan	—	156,887
Repayments under the new term loan	(7,850)	(6,000)
Cash paid for capital leases	(158)	(155)
Cash paid for debt issuance costs	(2,006)	(299)
Cash paid to extinguish debt	—	(507)
Payment of dividends on preferred stock	(1,896)	(4,261)
Cash paid for employee taxes on vested restricted shares and stock option exercises	(2,211)	(1,013)
Proceeds from exercises of warrants	22,102	23,045
Common stock, preferred stock, and warrant repurchases under the share repurchase program	(26,586)	(34,327)
Total cash used in financing activities	$(18,605)	$(28,130)
Change in cash and cash equivalents	(2,356)	10,307
Cash and cash equivalents, beginning of year	62,616	52,309
Cash and cash equivalents, end of year	$60,260	$62,616

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest paid, net of interest received	$5,782	$6,081
Income tax paid, net of tax refunds	3,673	8,420
Non-cash investing and financing activities
Change in accounts payable for capital additions to property, plant and equipment	$6,389	$(1,719)
Cashless exercise of stock options	3,570	4,216

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net income	$14,932	$14,544	$30,820	$28,801
Adjustments:
Discontinued operations income	—	(287)	(81)	(65)
Interest expense, net	1,521	1,373	6,591	7,111
Income tax expense (benefit)	3,042	6,130	(2,620)	11,856
Depreciation, amortization, and disposals	2,731	2,099	9,214	8,205
Loss on debt extinguishment	—	—	—	10,142
Operational transformation initiatives	4,161	—	17,708	—
Unrealized losses (gains) on foreign currency hedges	719	—	(109)	—
Share-based compensation	248	366	2,628	1,270
Product redesign initiatives	1,727	828	6,253	1,758
Other	29	—	(25)	(174)
Adjusted EBITDA	$29,110	$25,053	$70,379	$68,904
Adjusted EBITDA margin (percentage of net sales)	8.8%	8.0%	6.9%	7.0%

Reconciliation of Free Cash Flow to Adjusted Free Cash Flow

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net cash provided by operating activities	$41,331	$41,890	$48,353	$47,641
Cash paid for fixed assets	(16,546)	(2,059)	(32,118)	(9,252)
Free cash flow	$24,785	$39,831	$16,235	$38,389
Cash paid for product redesign initiatives	(1,727)	(828)	(6,253)	(1,758)
Cash paid for operational transformation initiatives	(4,161)	—	(17,708)	—
Cash paid for other	—	—	—	(3,313)
Adjusted free cash flow	30,673	40,659	40,196	43,460

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Fiscal Year Ended
(in thousands of dollars)	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net income	$14,932	$14,544	$30,820	$28,801
Adjustments, net of tax benefit or expense (1)
Operational transformation initiatives	3,121	—	13,281	—
Product initiatives	1,295	530	4,690	1,125
Loss on debt extinguishment	—	—	—	6,491
Unrealized losses (gains) on foreign currency hedges	539	—	(82)	—
Share-based compensation	186	234	1,971	813
Discontinued operations income	—	(184)	(61)	(42)
Other	22	—	(19)	(111)
Adjusted net income, non-GAAP	$20,095	$15,124	50,601	37,077
Less: preferred stock dividends	181	1,317	1,896	4,261
Less: premium paid on preferred stock	—	6,091	—	6,091
Adjusted net income available to common stockholders, non-GAAP	$19,914	$7,716	48,705	26,725

(1) Amounts are net of estimated statutory tax rates of 25% for the three months and fiscal year ended September 29, 2018 and 36% for the three months and fiscal year ended September 30, 2017.

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three Months Ended		Fiscal Year Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Diluted earnings per share	$0.52	$0.28	$1.08	$0.74
One-time charge adjustments, net of tax benefit or expense	0.18	0.02	0.69	0.33
Adjusted diluted earnings per share, non-GAAP (1)	$0.70	$0.30	$1.77	$1.07
Weighted average dilutive shares outstanding	28,579,670	25,466,321	28,616,862	24,877,729

(1) Numerator is adjusted net income, non-GAAP for the three months and fiscal year ended 2018. Numerator is is net income available to common stockholders, non-GAAP for the three months and fiscal year ended 2017.